Exhibit 99.1

Mimecast Announces Third Quarter 2021 Financial Results

Lexington, MA – February 3, 2021 (GLOBE NEWSWIRE) Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced financial results for the third fiscal quarter ended December 31, 2020.

Overall Highlights

•	Total revenue of $129.6 million grew 18% year-over-year on a GAAP basis and 17% in constant currency.
•	Solid execution of multi-product strategy drives average services per customer to 3.5 from 3.3 in the same quarter last year.
•	Added 500 net new customers. Total customers 39,600 globally.
•	Significant wins in enterprise, including 24 six-figure deals.
•	Net Revenue retention rate of 104%.
•	GAAP gross profit percentage of 76%, Non-GAAP gross profit percentage of 77%.
•	GAAP EPS of $0.16 per diluted share, Non-GAAP EPS of $0.33 per diluted share.
•

Helene Auriol Potier joined the Board of Directors. Ms. Auriol Potier brings significant expertise and experience to Mimecast’s Board with her prior leadership roles at Orange Business Services, Microsoft, Dell Technologies and Nortel.

•	Mimecast strengthens leadership team with the appointment of Shahriar Rafimayeri as Chief Information Officer and Michael Paisley as Chief Security and Resilience Officer.
•	Mimecast SecOps 2021|virtual conference exhibits customer benefits of expanded Cyber Alliance API & Tech Partners.
•	Awarded as 2021 Top Workplace in USA with additional recognition for Technology Industry leadership and innovation.

Peter Bauer, chief executive officer of Mimecast, said, “We delivered solid growth and profitability this quarter, with key wins in the enterprise space and continued progress against our multi-product strategy. We are delivering increasingly strong cash flow and meaningful margin expansion. We expect continued top-line growth, but delivering growth at our long-term targets will take additional time and investment. We are prioritizing resources to better align with our strategy, including by implementing a reduction in force. We are confident these actions will help power the next evolution of our business.”

Mr. Bauer continued, “We are working quickly and thoughtfully to address our recently disclosed cyber incident, and are proactively prioritizing our customers’ protection and transparency. While our investigation is ongoing, we believe that the steps we have taken as part of our ongoing response have been effective. We will continue to examine and closely monitor our environment, collaborate closely with our customers and take appropriate actions to fortify their protections and strengthen their resilience.”

Financial and Operating Highlights

•

Revenue: Revenue for the third quarter of 2021 was $129.6 million, an increase of 18% compared to revenue of $110.2 million in the third quarter of 2020. Revenue on a constant currency basis increased 17% compared to the third quarter of 2020.

•	Customers: Added 500 net new customers in the third quarter of 2021, and now serve 39,600 organizations globally.
•	Revenue Retention Rate: Revenue retention rate was 104% in the third quarter of 2021.
•	Gross Profit Percentage: Gross profit percentage was 76% in the third quarter of 2021, compared to 74% in the third quarter of 2020.
•	Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 77% in the third quarter of 2021, compared to 76% in the third quarter of 2020.
•

Net Income: Net income was $10.8 million, or $0.16 per diluted share, based on 66.0 million diluted shares outstanding in the third quarter of 2021, compared to net income of $0.2 million, or $0.00 per diluted share, based on 64.0 million diluted shares outstanding in the third quarter of 2020.

•

Non-GAAP Net Income: Non-GAAP net income was $21.5 million, or $0.33 per diluted share, based on 66.0 million diluted shares outstanding in the third quarter of 2021, compared to non-GAAP net income of $8.8 million or $0.14 per diluted share, based on 64.0 million diluted shares outstanding in the third quarter of 2020.

•	Adjusted EBITDA: Adjusted EBITDA was $34.6 million in the third quarter of 2021, representing an Adjusted EBITDA margin of 26.7%, up from 18.7% in the third quarter of 2020.
•	Operating Cash Flow: Operating cash flow was $35.0 million in the third quarter of 2021, compared to $19.3 million in the third quarter of 2020.
•

Free Cash Flow and Cash: Free cash flow was $24.2 million in the third quarter of 2021, compared to $1.9 million in the third quarter of 2020. Cash and cash equivalents as of December 31, 2020 were $270.9 million.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

Restructuring

The Company is also announcing that its Board of Directors approved a restructuring plan designed to align the Company’s resources with its strategy. The restructuring plan, which includes a reduction of the Company’s workforce by approximately 4%, will permit the Company to increase investment in strategic growth areas.  The Company currently estimates that it will recognize pre-tax charges to its GAAP financial results of approximately $3.7 million, consisting of severance and other one-time termination benefits, and other restructuring related costs. These charges are primarily cash-based and are expected to be recognized in the fourth quarter of fiscal 2021. The actions associated with the restructuring plan are expected to be completed by the end of the first quarter of fiscal 2022.

Financial Outlook

Mimecast is providing guidance for the fourth quarter 2021, fiscal year 2021 and fiscal year 2022.

Fourth Quarter 2021 Guidance:

•	For the fourth quarter of 2021, revenue is expected to be in the range of $130.5 million to $131.5 million and constant currency revenue growth is expected to be in the range of 11% to 12%.
•	Adjusted EBITDA for the fourth quarter is expected to be in the range of $28.3 million to $29.3 million.
•	Operating cash flow for the fourth quarter is expected to be approximately $28.0 million.
•	Free cash flow for the fourth quarter is expected to be approximately $22.0 million.

Our revenue guidance for the fourth quarter is based on exchange rates as of January 26, 2021, and includes an estimated positive impact of $3.8 million resulting from the weakening of the U.S. dollar compared to the prior year.

Fiscal Year 2021 Guidance:

•	For the full year 2021, revenue is expected to be in the range of $498.0 million to $499.0 million and constant currency revenue growth is expected to be approximately 17%.
•	Foreign exchange rate fluctuations are positively impacting this guidance by an estimated $0.4 million compared to the rates in effect in the prior year.
•	Full year 2021 Adjusted EBITDA is expected to be in the range of $122.2 million to $123.2 million.
•	Operating cash flow for the full year 2021 is expected to be in the range of $123.0 million to $124.0 million.
•	Free cash flow for the full year 2021 is expected to be in the range of $86.0 million to $87.0 million.

Fiscal Year 2022 Guidance:

•	For the full year 2022, revenue is expected to be in the range of $558.0 million to $568.0 million and constant currency revenue growth is expected to be in the range of 9% to 11%.
•	Foreign exchange rate fluctuations are positively impacting this guidance by an estimated $14 million compared to the rates in effect in the prior year.
•	Full year 2022 Adjusted EBITDA is expected to be approximately $146.0 million.
•	Operating cash flow for the full year 2022 is expected to be approximately $158.0 million.
•	Free cash flow for the full year 2022 is expected to be approximately $121.0 million.

GAAP net income (loss) is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net income (loss) in that it excludes depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net income (loss) or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net income (loss).

The financial guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. While the financial guidance considers the anticipated impact of the Company’s recently disclosed security incident and the global COVID-19 pandemic, the future effect of the security incident and the pandemic on Mimecast’s financial results is highly uncertain. Mimecast’s actual results may differ materially. See “Safe Harbor for Forward-Looking Statements” below.

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 8:30 am EST (UTC-05:00) on February 3, 2021. To access the conference call, dial (844) 402-0879 for the U.S. and Canada and +1 (478) 219-0767 for international callers, conference ID# 4036414. The call will also be webcast live on the investor relations section of the Company’s website https://investors.mimecast.com.  An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada or +1 (404) 537-3406 for international callers, conference ID# 4036414.  An archive of the webcast will be available on the investor relations section of the Company’s website https://investors.mimecast.com.

About Mimecast

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our operating results. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the fourth quarter and full year 2021, expected revenue from entities reporting in foreign currencies is translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Non-GAAP gross profit and Non-GAAP gross profit percentage. We define non-GAAP gross profit as gross profit, adjusted to exclude: share-based compensation expense and amortization of acquired intangible assets. We define non-GAAP gross profit percentage as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges for share-based compensation expense and amortization of acquired intangible assets so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross profit percentage versus gross profit and gross profit percentage calculated in accordance with GAAP. For example, as noted above, non-GAAP gross profit and gross profit percentage excludes share-based compensation expense and amortization of acquired intangible assets. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross profit percentage and evaluates non-GAAP gross profit and non-GAAP gross profit percentage together with gross profit and gross profit percentage calculated in accordance with GAAP.

Non-GAAP operating expenses and Non-GAAP income from operations. We provide investors with certain non-GAAP financial measures, including non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense and non-GAAP income from operations (collectively the “non-GAAP operating financial measures”). These non-GAAP operating financial measures exclude the following, as applicable (as reflected in the reconciliation tables that follow):  share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; and litigation-related expenses. We consider these non-GAAP operating financial measures to be useful metrics for management and investors because it excludes the effect of share-based compensation expense and certain “one-time” charges so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of these non-GAAP operating financial measures versus the applicable financial measures calculated in accordance with GAAP. For example, as noted above, the non-GAAP operating financial measures exclude share-based compensation expense and certain “one-time” charges. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating financial measures may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating financial measures and evaluates non-GAAP operating financial measures together with the applicable financial measures calculated in accordance with GAAP.

Non-GAAP net income. We define non-GAAP net income as net income (loss), adjusted to exclude: share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; litigation-related expenses; and the income tax effect of non-GAAP adjustments. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net income (loss) calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income (loss) calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation; amortization; disposals and impairment of long-lived assets; acquisition-related gains and expenses; litigation-related expenses; share-based compensation expense; restructuring expense; interest income and interest expense; the provision for income taxes; and foreign exchange income (expense). We define Adjusted EBITDA margin as Adjusted EBITDA over GAAP revenue in the period. We use Adjusted EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, to communicate with our board of directors concerning our financial performance and for establishing incentive compensation metrics for executives and other senior employees.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the ongoing investigation into the Company’s recently disclosed security incident, the scope and impact of the attack, the number and location of impacted customers, the effectiveness of any current or future isolation and remediation efforts, the impact of the global COVID-19 pandemic on Mimecast’s operations and financial performance, the impact of foreign exchange rates, Mimecast’s multi-product strategy, future operating efficiencies, future cash flow and margin expansion, future revenue growth and timing of that growth, the continuing evolution of the Company’s business, the timing and estimated amount of the restructuring charge that the Company expects to incur in the fourth quarter of FY 2021, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Financial Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, uncertainties and risks relating to the uncovering of new information in the course of our investigation related to the nature, cause and scope of the security incident, the reputational, financial, legal and other risks related to potential adverse impacts to our customers and partners as a result of the security incident, the impact of the global COVID-19 pandemic on the Company’s business, operations, employees and financial results, the ability to attract new customers and retain existing customers, particularly during challenging economic times, competitive conditions, data breaches related to the recent security incident or otherwise, compliance with data privacy and data transfer laws and regulations related to the recent security incident or otherwise, service disruptions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the Company’s intellectual property or claims that the Company infringes the intellectual property of others, the successful integration of the Company’s acquisitions, including DMARC Analyzer B.V., Segasec Labs Limited and MessageControl and other acquisitions the Company may complete, the global nature of the Company’s business, including foreign currency exchange rate fluctuations and the potential disparate economic impact of the global COVID-19 pandemic on the jurisdictions in which the Company operates, and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
Revenue	$129,636	$110,158	$367,505	$312,746
Cost of revenue	31,572	28,455	89,783	80,056
Gross profit	98,064	81,703	277,722	232,690
Operating expenses
Research and development	25,408	20,801	70,497	59,506
Sales and marketing	45,187	42,753	133,224	127,288
General and administrative	16,649	16,520	50,400	48,723
Total operating expenses	87,244	80,074	254,121	235,517
Income (loss) from operations	10,820	1,629	23,601	(2,827)
Other income (expense)
Interest income	261	727	612	2,823
Interest expense	(578)	(1,106)	(2,251)	(3,581)
Foreign exchange income (expense) and other, net	1,441	(93)	4,365	159
Total other income (expense), net	1,124	(472)	2,726	(599)
Income (loss) before income taxes	11,944	1,157	26,327	(3,426)
Provision for income taxes	1,155	951	2,350	1,299
Net income (loss)	$10,789	$206	$23,977	$(4,725)

Net income (loss) per ordinary share
Basic	$0.17	$0.00	$0.38	$(0.08)
Diluted	$0.16	$0.00	$0.37	$(0.08)

Weighted-average number of ordinary shares outstanding
Basic	63,987	62,189	63,509	61,822
Diluted	66,023	63,996	65,419	61,822

MIMECAST LIMITED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of December 31,	As of March 31,
	2020	2020
Assets
Current assets
Cash and cash equivalents	$270,897	$173,958
Accounts receivable, net	97,640	97,659
Deferred contract costs, net	14,771	11,133
Prepaid expenses and other current assets	19,205	16,145
Total current assets	402,513	298,895

Property and equipment, net	94,099	85,178
Operating lease right-of-use assets	134,051	116,564
Intangible assets, net	45,829	38,394
Goodwill	178,645	150,525
Deferred contract costs, net of current portion	46,236	36,664
Other assets	3,513	3,614
Total assets	$904,886	$729,834

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$10,690	$14,907
Accrued expenses and other current liabilities	58,071	41,607
Deferred revenue	210,295	194,151
Current portion of finance lease obligations	589	1,058
Current portion of operating lease liabilities	33,398	30,379
Current portion of long-term debt	8,459	6,573
Total current liabilities	321,502	288,675

Deferred revenue, net of current portion	12,462	12,816
Long-term finance lease obligations	4	323
Operating lease liabilities	118,522	105,321
Long-term debt	97,104	86,258
Other non-current liabilities	9,373	4,386
Total liabilities	558,967	497,779

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 64,346,682 and 62,791,691 shares issued and outstanding as of December 31, 2020 and March 31, 2020, respectively	772	754
Additional paid-in capital	393,911	325,808
Accumulated deficit	(59,683)	(83,660)
Accumulated other comprehensive income (loss)	10,919	(10,847)
Total shareholders' equity	345,919	232,055
Total liabilities and shareholders' equity	$904,886	$729,834

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
Operating activities
Net income (loss)	$10,789	$206	$23,977	$(4,725)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,950	8,431	28,297	23,411
Share-based compensation expense	13,792	9,701	41,064	29,673
Amortization of deferred contract costs	3,427	2,502	9,471	6,878
Amortization of debt issuance costs	115	115	344	386
Amortization of operating lease right-of-use assets	7,713	8,381	22,328	24,108
Other non-cash items	—	65	—	(6)
Unrealized currency gains on foreign denominated transactions	(1,123)	(633)	(4,540)	(496)
Changes in assets and liabilities:
Accounts receivable	(13,074)	(7,468)	6,224	1,287
Prepaid expenses and other current assets	1,448	4,512	(1,700)	10,603
Deferred contract costs	(8,791)	(6,284)	(19,521)	(16,524)
Other assets	(106)	(687)	(452)	(1,980)
Accounts payable	(1,129)	(621)	(3,630)	1,455
Deferred revenue	14,215	13,040	2,537	15,688
Operating lease liabilities	(9,849)	(7,861)	(25,024)	(17,969)
Accrued expenses and other liabilities	7,601	(4,116)	15,951	(6,299)
Net cash provided by operating activities	34,978	19,283	95,326	65,490
Investing activities
Purchases of property, equipment and capitalized software	(10,761)	(17,417)	(30,931)	(40,283)
Purchases of strategic investments	—	—	—	(3,025)
Maturities of investments	—	8,000	—	36,000
Payments for acquisitions, net of cash acquired	—	(21,130)	(17,044)	(21,130)
Net cash used in investing activities	(10,761)	(30,547)	(47,975)	(28,438)
Financing activities
Proceeds from issuance of ordinary shares	12,138	9,006	31,113	20,105
Withholding taxes related to net share settlement of ESPP purchases and vesting of RSUs	(867)	(115)	(4,175)	(1,941)
Payments on debt	(1,875)	(1,250)	(5,000)	(3,125)
Payments on finance lease obligations	(178)	(255)	(789)	(673)
Proceeds from long-term debt including revolving credit facilities	—	—	17,500	—
Net cash provided by financing activities	9,218	7,386	38,649	14,366
Effect of foreign exchange rates on cash	6,754	2,569	10,939	869
Net increase (decrease) in cash and cash equivalents	40,189	(1,309)	96,939	52,287

Cash and cash equivalents at beginning of period	230,708	191,172	173,958	137,576
Cash and cash equivalents at end of period	$270,897	$189,863	$270,897	$189,863

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
	(dollars in thousands)
Revenue constant currency growth rate (1)	17%	27%	19%	29%
Revenue retention rate (2)	104%	109%	104%	109%
Total customers (3)	39,600	36,900	39,600	36,900
Gross profit percentage	76%	74%	76%	74%
Adjusted EBITDA (1)	$34,595	$20,600	$93,865	$54,089

(1)

Adjusted EBITDA and revenue constant currency growth rates are non-GAAP measures. For a reconciliation of Adjusted EBITDA and revenue constant currency growth rates to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

(2)

We calculate our revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. This revenue includes renewed revenue contracts as well as additional revenue derived from the sale of additional seat licenses as well as additional services sold to these existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly. In determining the number of customers, we do not include customers we acquired from DMARC Analyzer that transact with us on a credit card basis.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported, to revenue constant currency growth rate:

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$129,636	$110,158	$367,505	$312,746
Revenue year-over-year growth rate, as reported	18%	26%	18%	26%
Estimated impact of foreign currency fluctuations	(1)%	1%	1%	3%
Revenue constant currency growth rate	17%	27%	19%	29%

Exchange rate for period
USD	1.000	1.000	1.000	1.000
ZAR	0.064	0.068	0.060	0.069
GBP	1.320	1.288	1.284	1.269
AUD	0.731	0.684	0.701	0.690

The following tables present a reconciliation of selected GAAP results to Non-GAAP results (dollars in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Gross Profit:
GAAP gross profit	$98,064	$81,703	$277,722	$232,690
GAAP gross profit percentage	76%	74%	76%	74%

Plus:
Share-based compensation expense	1,247	851	3,535	2,544
Amortization of acquired intangible assets	1,084	692	3,054	1,945
Non-GAAP gross profit	$100,395	$83,246	$284,311	$237,179
Non-GAAP gross profit percentage	77%	76%	77%	76%

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
GAAP research and development	$25,408	$20,801	$70,497	$59,506
Less:
Share-based compensation expense	3,791	2,788	11,570	8,030
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP research and development	$21,617	$18,013	$58,927	$51,476

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
GAAP sales and marketing	$45,187	$42,753	$133,224	$127,288
Less:
Share-based compensation expense	4,718	2,856	13,606	10,169
Amortization of acquired intangible assets	35	25	95	79
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP sales and marketing	$40,434	$39,872	$119,523	$117,040

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
GAAP general and administrative	$16,649	$16,520	$50,400	$48,723
Less:
Share-based compensation expense	4,036	3,206	12,353	8,930
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	—	670	667	741
Litigation-related expenses	—	—	—	2,700
Non-GAAP general and administrative	$12,613	$12,644	$37,380	$36,352

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
GAAP income (loss) from operations	$10,820	$1,629	$23,601	$(2,827)
Plus:
Share-based compensation expense	13,792	9,701	41,064	29,673
Amortization of acquired intangible assets	1,119	717	3,149	2,024
Acquisition-related expenses	—	670	667	741
Litigation-related expenses	—	—	—	2,700
Non-GAAP income from operations	$25,731	$12,717	$68,481	$32,311

The following table presents a reconciliation of Net income (loss) to Non-GAAP net income (in thousands, except per share amounts):

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Net Income:
Net income (loss)	$10,789	$206	$23,977	$(4,725)
Share-based compensation expense	13,792	9,701	41,064	29,673
Amortization of acquired intangible assets	1,119	717	3,149	2,024
Acquisition-related expenses (1)	—	670	667	741
Litigation-related expenses (2)	—	—	—	2,700
Income tax effect of Non-GAAP adjustments	(4,157)	(2,522)	(12,447)	(8,227)
Non-GAAP net income	$21,543	$8,772	$56,410	$22,186
Non-GAAP net income per ordinary share - basic	$0.34	$0.14	$0.89	$0.36
Non-GAAP net income per ordinary share - diluted	$0.33	$0.14	$0.86	$0.35
Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	63,987	62,189	63,509	61,822
Diluted	66,023	63,996	65,419	63,894

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

(2)

Litigation-related expenses relate to amounts incurred for litigation settlement. See Note 13 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net income (loss) to Adjusted EBITDA (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
	(in thousands)
Reconciliation of Adjusted EBITDA:
Net income (loss)	$10,789	$206	$23,977	$(4,725)
Depreciation, amortization and disposals of long-lived assets	9,950	8,500	28,298	23,493
Interest expense, net	317	379	1,639	758
Provision for income taxes	1,155	951	2,350	1,299
Share-based compensation expense	13,792	9,701	41,064	29,673
Foreign exchange (income) expense	(1,408)	193	(4,130)	150
Acquisition-related expenses (1)	—	670	667	741
Litigation-related expenses (2)	—	—	—	2,700
Adjusted EBITDA	$34,595	$20,600	$93,865	$54,089

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

(2)

Litigation-related expenses relate to amounts incurred for litigation settlement. See Note 13 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net cash provided by operating activities to Free Cash Flow (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$34,978	$19,283	$95,326	$65,490
Purchases of property, equipment and capitalized software	(10,761)	(17,417)	(30,931)	(40,283)
Free Cash Flow	$24,217	$1,866	$64,395	$25,207

Share-based compensation expense for the three and nine months ended December 31, 2020 and 2019 (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
Cost of revenue	$1,247	$851	$3,535	$2,544
Research and development	3,791	2,788	11,570	8,030
Sales and marketing	4,718	2,856	13,606	10,169
General and administrative	4,036	3,206	12,353	8,930
Total share-based compensation expense	$13,792	$9,701	$41,064	$29,673

Amortization of acquired intangible assets for the three and nine months ended December 31, 2020 and 2019 (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
Cost of revenue	$1,084	$692	$3,054	$1,945
Sales and marketing	35	25	95	79
Total amortization of acquired intangible assets	$1,119	$717	$3,149	$2,024

The following table presents a reconciliation of Net cash provided by operating activities to guided Free Cash Flow (in millions):

	Three months ending March 31,	Year ending March 31,	Year ending March 31,
	2021	2021	2022
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$28	$ 123 - 124	$158
Purchases of property, equipment and capitalized software	(6)	(37)	(37)
Free Cash Flow	$22	$ 86 - 87	$121

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